TRUST UNDER

                            CHARTWELL RE CORPORATION

                              EMPLOYMENT AGREEMENTS



           This Trust Agreement made this 20th day of June 1994, by and between Chartwell Re Corporation, a Delaware corporation (the "Company") and Shawmut Bank CT (the "Trustee");

           WHEREAS, the Company has entered into employment agreements (the "Employment Agreements") effective as of December 8, 1993, March 31, 1993, and January 1, 1994 with certain executives of the Company listed on Appendix 1 hereto (the "Executives") and may enter into similar agreements with other executives in the future;

           WHEREAS, the Company may incur liability under the terms of such Employment Agreements with respect to the Executives;

           WHEREAS, the Employment Agreements contemplate the establishment of this trust (hereinafter called the "Trust") and the contribution by the Company to the Trust of amounts that shall be held therein, in order to assist the Company in meeting its obligations to provide supplemental benefits under the Employment Agreements;

           WHEREAS, the assets of this Trust shall be subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Executives and their respective beneficiaries in such manner and at such times as specified in the Employment Agreements;

           WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement; and

           NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

           Section 1.     Establishment of Trust.

           (a) The Company hereby deposits with the Trustee in trust the sum of $100.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

           (b) The Trust hereby established shall be irrevocable, but is subject to termination in accordance with Section 12 hereof.

           (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

           (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes herein set forth. The Executives and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Employment Agreements and this Trust Agreement shall be mere unsecured contractual rights of the Executives and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event that the Company is considered Insolvent, as defined in Section 3(a) herein.

           (e) As soon as practical following the end of each calendar year, or otherwise as required pursuant to the Employment Agreements, the Company shall contribute in cash to the Trustee hereunder an amount equal to the contributions required to be made pursuant to the terms of the Employment Agreements. The Trustee shall not have any right to compel such contributions.

          Section 2.        Payments to Executives and their Beneficiaries

           (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the name of each Executive for whom contributions are being made, the amounts payable in respect of each Executive, and the time of commencement and conditions for payment of such amounts (as provided for under the Employment Agreements). Except as otherwise provided herein, the Trustee shall make payments to the Executives and their beneficiaries in accordance with such Payment Schedule The Company shall instruct the Trustee as to amounts to be reported and/or withheld for any federal, state or local taxes that may be required to be reported and/or withheld, with respect to the payment of benefits pursuant to the terms of the Employment Agreements. The Trustee shall then pay amounts so withheld (if any) to the appropriate taxing authorities. Payments shall be made to each Executive in cash (or, if consented to by the Company and the Executive, in kind).

           (b) The entitlement of the Executives or their beneficiaries to benefits shall be determined in accordance with the provisions of the Employment Agreements.

           (c) The Company may make payment of benefits directly to the Executives or their beneficiaries as they become due under the terms of the Employment Agreements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts payable to the Executives or their beneficiaries are due.

In the event that the Company pays the entire amount due to an Executive (or his beneficiary) pursuant to the terms of the Executive's Employment Agreement, then the Trustee, upon receipt of certification from the Company that such payment has been made, shall return to the Company all Trust assets that have been credited to such Executive's Account (as defined in Section 5(a) hereof).

         Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When the Company is Insolvent.

           (a) The Trustee shall cease payment of benefits to the Executives and their beneficiaries if the Company is Insolvent. The Company shall be considered "insolvent" for purpose of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending procedure as a debtor under the United States Bankruptcy Code.

           (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

           (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's becoming Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executives or their beneficiaries.

           (2) Unless the Trustee has actual knowledge of the Company's becoming Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent, The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

           (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Executives or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors and shall deliver any undistributed assets of the Trust to satisfy such claims as a court of competent jurisdiction may direct, after deduction of the Trustee's fees and expenses and any other expenses of the Trust including taxes accrued and unpaid at the time. Nothing in this Trust Agreement shall in any way diminish any rights of the Executives or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Employment Agreements or otherwise.

            (4) The  Trustee   shall  resume  the  payment  of benefits  to  the
                Executives or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

            (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3 (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executives or their beneficiaries under the terms of the Employment Agreements for the period of such discontinuance, less the aggregate amount of any payments made to the Executives or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4.       Payments to Company.

           Except as provided in Sections 2(c) and 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Executives and their beneficiaries pursuant to the terms of the Employment Agreements.

           Section 5.      Accounts and Investment Authority.

           a) Contributions to the Trust on behalf of each Executive and any interest and earnings thereon shall be separately credited to an account (the "Account") established and held by the Trustee for each such Executive. The Trustee shall provide the Company and the Executive with certain investment options as set forth on Appendix 2 (the "Investment Options").

           Each Executive shall timely recommend to the Trustee, in writing, as to the Investment Options in which the assets held in his Account shall be invested; provided, however, that the ultimate investment authority shall reside with the Trustee. In the event that an Executive fails to timely recommend investments to the Trustee, then the Trustee shall in its own discretion use its good faith efforts to invest and reinvest the assets credited to such Executive's Account in the Investment Options.

           From time to time the Company and the Trustee will review the Investment Options and, at their discretion add and/or delete certain Investment Options. Notwithstanding anything herein to the contrary the Trustee shall not invest any assets held in the Trust in any securities or properties, the investment in which the Company has advised the Trustee in writing could reasonably be expected to have an adverse effect upon the Company or any of its divisions, subsidiaries or affiliates.

           (c) The Company shall instruct trustee as to what amounts each Account shall be charged for payment of all federal, state and local taxes deemed payable by the Company with respect to income or gains (offset by losses) recognized by the Account, and such amounts shall be deducted from the Account and distributed to the Company as of the end of the taxable year of the Company during which such income was recognized. In the event the Account does not have sufficient cash to make such distribution, the Company may cause the Trustee to sell securities or property to provide sufficient cash. Prior to making a payment to an Executive pursuant to Section 2(a) hereof, the Trustee shall reduce the Executive's Account by the amount of federal, state and local taxes deemed payable by the Company with respect to income or gains (offset by losses) recognized by the Executive's Account since the end of the preceding taxable year of the Company, including any taxes with respect to the distribution. For purposes of determining taxes payable by the Company pursuant to this Agreement, it shall be assumed that the Company pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes applicable to business corporations.


           Section 6.       Disposition of Income.

           (a) During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested.

           Section 7.      Accounting by Trustee.

           The trustee shall separately keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, with respect to the Account of each Executive, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar quarter and within 120 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth separately with respect to each Account, all investments, receipts, disbursements and other transactions effected by it for each Executive, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately) , and showing all cash, securities and other property held in the Trust for each Executive at the end of such quarter or as of the date of such removal or resignation, as the case may be.

          Section 8.Powers, Duties and Responsibilities of Trustee

           (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or any of the Executives that is contemplated by, and in conformity with, the terms of the Employment Agreements or this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

            (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

           (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

           (d) The Trustee may hire agents, accountants,  actuaries,  investment
advisors,   financial  consultants  or  other  professionals  to  assist  it  in performing any of its duties or obligations hereunder.

           (e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

           (f) Notwithstanding any power granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

           (g) Subject to Section 5 and paragraph (f) of this Section 8, but in amplification of (and not in limitation of) the powers given in paragraph (e) of this Section 8, the Trustee shall have the following powers and authority in the administration of the Trust;

                    (i)  To   invest   all   contributions,   investments,   and
reinvestments thereof and all additions thereto by way of contributions, earnings and increments.

                    (ii) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held.

                    (iii) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings.

                   (iv) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property so acquired.

                    (v) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time.

                    (vi) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

                    (vii) To hold cash uninvested for no more than five (5) days without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith.

                    (viii) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.

                    (ix) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

           Section 9.     Compensation and Expenses of Trustee

           The Company shall pay all administrative and Trustee's fees and expenses, but if not so paid, such fees and expenses shall be paid from the assets in Trust.

           Section 10.    Resignation and Removal of Trustee

           (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

           (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by Trustee.

           (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be complete within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

           (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         Section 11.       Appointment of Successor

           (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

           (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

          Section 12.      Amendment or Termination

           (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company; provided, however, that no amendment that alters or impairs the rights of any Executive hereunder (including, but not limited to an amendment that changes or eliminates any of the available investment options described in Section 5 hereof) may be made without the prior written consent of the affected Executive.

           (b) The Trust shall not terminate until the date on which the Executives and their beneficiaries are no longer entitled benefits pursuant to the terms of the Employment Agreements. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

           (c) Upon written approval of the Executives or their beneficiaries entitled to payment of benefits pursuant to the terms of the Employment Agreements, the Company may terminate this Trust prior to the time all benefit payments under the Employment Agreements have been made. All assets in the Trust at termination shall be returned to the Company.

          Section 13.      Miscellaneous

           (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

           (b) Benefits payable to the Executives and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

           (c) This Trust Agreement shall be construed in accordance with and governed by the laws of Connecticut without regard to its conflict of laws principles.

           Section 14.     Effective Date.

           The effective date of this Trust Agreement shall be as of January 1, 1994.



IN WITNESS WHEREOF, the parties hereto have executed the Trust as of the date first above written

                                       CHARTWELL RE CORPORATION


                                       by:


                                       SHAWMUT BANK CT, Trustee



                                       by: